News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact Information:
Rajeev Lalwani    Jim Burke
Investor Relations    Media Relations
Rajeev.Lalwani@L3Harris.com     Jim.Burke@L3Harris.com
321-727-9383    321-727-9131

L3Harris Technologies Changes 2020 Annual Meeting of Shareholders to Virtual-Only Due to Coronavirus

MELBOURNE, Fla., April. 3, 2020 — L3Harris Technologies, Inc. (NYSE:LHX) has changed its 2020 Annual Meeting of Shareholders from an in-person meeting to a virtual-only meeting in response to current public health guidance regarding the coronavirus (COVID-19) pandemic and for the safety of participants.

As previously announced, the Annual Meeting will be held on Friday, April 24, 2020 at 9:30 a.m. Eastern Time (7:30 a.m. Mountain Time) for shareholders of record as of the close of business on February 28, 2020. Participants will not be able to attend the Annual Meeting in person, and the company expects its use of a virtual-only meeting format to be a one-time occurrence, effective only for 2020 due to the coronavirus (COVID-19) pandemic-related extenuating circumstances.

The platform for the virtual Annual Meeting includes functionality that provides validated shareholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below. Once admitted, shareholders may view reference materials, submit questions and vote their shares by following the instructions that will be available on the meeting website.

Access and Log-in Instructions for Virtual Annual Meeting
For admission to the Annual Meeting, shareholders may go to www.virtualshareholdermeeting.com/LHX2020 and enter the 16-digit control number on the notice or proxy/voting instruction card previously distributed to them. Online access to the Annual Meeting will open at 9:15 a.m. Eastern Time to allow time for shareholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 9:30 a.m. Eastern Time. Persons who do not have a control number may attend as guests and will be able to hear the audio webcast but will not be able to utilize the question, voting or other functionality noted above. A recording of the webcast will be available on the company’s website.

Voting Methods
The company encourages shareholders to vote in advance of the Annual Meeting by using one of the methods set forth below under “BEFORE the Annual Meeting” (also set forth in the proxy materials previously distributed), whether or not shareholders plan to access the Annual Meeting. The proxy/voting instruction card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting. Shareholders who have already voted do not need to take any further voting action unless they wish to change their vote.

BEFORE the Annual Meeting:

Vote by Internet	Go to www.proxyvote.com until 11:59 p.m. Eastern Time on April 23, 2020.
Vote by Phone	Call toll-free 1-800-690-6903 until 11:59 p.m. Eastern Time on April 23, 2020.
Vote by Mail	Complete, sign and date the latest proxy/voting instruction card and return it in the postage-paid envelope the company has provided.

DURING the Annual Meeting:

Vote by Internet	Go to www.virtualshareholdermeeting.com/LHX2020 and vote during the meeting by following the instructions on the meeting website.

About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 50,000 employees, with customers in 130 countries. L3Harris.com.

Forward-Looking Statements
This press release may contain forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Other factors that may impact the company’s forward-looking statements may be disclosed in the company’s filings with the SEC. L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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